Execution Version

Exhibit 4.21
Dated 15 September 2015

SCORPIO TANKERS INC.
as Borrower

– and –

STI CARNABY SHIPPING COMPANY LIMITED
STI KINGSWAY SHIPPING COMPANY LIMITED
STI SAVILE ROW SHIPPING COMPANY LIMITED
STI SPIGA SHIPPING COMPANY LIMITED
as Guarantors

– and –

ABN AMRO BANK N.V.
as Agent and as Security Trustee

AMENDMENT AGREEMENT
relating to
a loan agreement dated 16 July 2015 for a term loan facility (with a revolving credit feature) of up to $142,200,000 to refinance existing indebtedness in relation to Hull Nos. S5402 ("STI SPIGA"), to provide finance in relation to Hull No. S3078 ("STI SAVILE ROW"), and to provide finance in relation to Hull Nos. S3094 (tbn "STI KINGSWAY") and S3079 (tbn "STI CARNABY") under construction by Sungdong Shipbuilding & Marine Engineering Co. Ltd.

Index

Clause
1	Definitions and Interpretation
2	Amendments to Loan Agreement
3	Fees and Expenses
4	Notices
5	Counterparts
6	Governing Law
7	Enforcement

Execution

Execution Pages

THIS AGREEMENT is made on 15 September 2015
PARTIES

(1)
SCORPIO TANKERS INC., a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands and whose principal office is at 9, Boulevard Charles III, Monaco, 98000 (the "Borrower");

(2)
STI CARNABY SHIPPING COMPANY LIMITED, STI KINGSWAY SHIPPING COMPANY LIMITED STI SAVILE ROW SHIPPING COMPANY LIMITED and STI SPIGA SHIPPING COMPANY LIMITED, each a corporation incorporated in the Republic of the Marshall Islands whose registered office is at Trust Company Complex, Ajeltake Road, Ajeltake Island, Majuro, Marshall Islands (together, the "Guarantors");

(3)	ABN AMRO BANK N.V., as Agent on behalf of the Lenders, as listed in Schedule 1 of the Loan Agreement;

(4)	ABN AMRO BANK N.V., as Agent; and

(5)	ABN AMRO BANK N.V., as Security Trustee.
BACKGROUND

(A)	By the Loan Agreement, the Lenders agreed to make available to the Borrower a term loan facility (with a revolving credit feature) of up to $142,200,000.

(B)	By the Guarantee, the Guarantors agreed to jointly and severally guarantee the Borrower’s obligations under the Loan Agreement.

(C)	The Parties have agreed to amend certain provisions of the Loan Agreement in accordance with clause 27.1 (Variations, waivers etc. by Majority Lenders) of the Loan Agreement.

(D)	This Agreement sets out the terms and conditions on which the Parties agree, with effect on and from the date of this Agreement, to certain amendments to the Loan Agreement.
OPERATIVE PROVISIONS
DEFINITIONS AND INTERPRETATION
Definitions
In this Agreement:
"Guarantee" means the guarantee dated 20 July 2015 and made between (i) the Guarantors and (ii) the Security Trustee relating to the Loan Agreement.
"Loan Agreement" means the loan agreement dated 16 July 2015 and made between, amongst others, (i) the Borrower, (ii) the Lenders, (iii) the Agent and (iv) the Security Trustee.
"Party" means a party to this Agreement.
Defined expressions

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Defined expressions in the Loan Agreement shall have the same meanings when used in this Agreement unless the context otherwise requires or unless otherwise defined in this Agreement.
Application of construction and interpretation provisions of Loan Agreement
Clauses 1.2 (Construction of certain terms), 1.5 (General Interpretation) and 1.6 (Headings) of the Loan Agreement apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
Designation as a Finance Document
The Borrower and the Agent designate this Agreement as a Finance Document.
Third party rights
Save for the Creditor Parties, unless provided to the contrary in a Finance Document, a person who is not a Party has no right under the Third Parties Act to enforce or to enjoy the benefit of any term of this Agreement.
AMENDMENTS TO LOAN AGREEMENT
Specific amendments to the Loan Agreement
With effect on and from the date of this Agreement, the Parties agree that the Loan Agreement shall be amended as follows:
in clause 1.1 (Definitions) of the Loan Agreement, the definition of “Newbuilding C” shall be deleted and replaced by the following new definition:
“"Newbuilding C" means the 115,000 dwt long range tanker currently under construction by the relevant Builder with hull number S3079 and which upon delivery pursuant to the Newbuilding C MOA shall be registered in the ownership of Guarantor C under an Approved Flag with the name "STI Carnaby";”
in clause 1.1 (Definitions) of the Loan Agreement, the definition of “Newbuilding D” shall be deleted and replaced by the following new definition:

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“"Newbuilding D" means the 115,000 dwt long range tanker currently under construction by the relevant Builder with hull number S3094 and which upon delivery pursuant to the Newbuilding D MOA shall be registered in the ownership of Guarantor D under an Approved Flag with the name "STI Kingsway";
Clause 4.9(a)(iii)(A) (Prepositioning of funds) of the Loan Agreement shall be amended as follows:
“such amounts shall be held to the order of the Agent until such time as the Agent agrees that the Prepositioned Tranche may be released to the relevant Builder, the Seller, the Borrower (in the case the Borrower is to be reimbursed for amounts it has paid to the Seller and/or the relevant Builder in advance of the purchase of such Newbuilding) or, in the case of a Substitute Ship Tranche, the relevant builder or seller in accordance with Clause 4.10;”;
Clause 4.10 (Disbursement of Prepositioned Tranche) of the Loan Agreement shall be amended as follows:
“The Agent shall, on the Delivery Date of the relevant Ship, instruct the Prepositioning Bank to release the amount of the Prepositioned Tranche to the relevant Builder, the Seller, the Borrower or, in the case of a Substitute Ship Tranche, the relevant builder or seller (as the case may be) subject to the provisions of Clause 9.1.”;
the definition of, and references throughout to, each Finance Document shall be construed as if the same referred to that Finance Document as amended and supplemented by this Agreement; and
by construing references throughout to "this Agreement" and other like expressions as if the same referred to the Loan Agreement as amended and supplemented by this Agreement.
Amendments to Finance Documents
With effect on and from the Effective Date each of the Finance Documents other than the Loan Agreement, shall be, and shall be deemed by this Agreement to have been, amended as follows:
the definition of, and references throughout each of the Finance Documents to, the Loan Agreement and any of the other Finance Documents shall be construed as if the same referred to the Loan Agreement and those Finance Documents as amended and supplemented by this Agreement; and
by construing references throughout each of the Finance Documents to "this Agreement", "this Deed" and other like expressions as if the same referred to such Finance Documents as amended and supplemented by this Agreement.
Finance Documents to remain in full force and effect
The Finance Documents shall remain in full force and effect as amended and supplemented by:
the amendments to the Finance Documents contained or referred to in Clause 2.1 and Clause 2.2; and
such further or consequential modifications as may be necessary to give full effect to the terms of this Agreement.
FEES AND EXPENSES
Clauses 20.2 and 20.3 (Fees and Expenses) of the Loan Agreement, as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.

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NOTICES
Clause 28 (Notices) of the Loan Agreement, and in the case of the address for notices to the Guarantors, clause 16.1 of the Guarantee, in each case as amended and supplemented by this Agreement, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
COUNTERPARTS
This Agreement may be executed in any number of counterparts, and this has the same effect as if the signatures on the counterparts were on a single copy of this Agreement.
GOVERNING LAW
This Agreement and any non-contractual obligations arising out of or in connection with it are governed by English law.
ENFORCEMENT
Clauses 30.2 to 30.6 (inclusive) (Law and Jurisdiction) of the Loan Agreement, as amended and supplemented by this Agreement, and in the case of the Guarantors, clauses 19.2 to 19.6 (inclusive) (Governing Law and Jurisdiction) of the Guarantee, apply to this Agreement as if they were expressly incorporated in it with any necessary modifications.
This Agreement has been entered into on the date stated at the beginning of this Agreement.

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EXECUTION PAGES

THE BORROWER

SIGNED by /s/ Brian M. Lee

for and on behalf of
SCORPIO TANKERS INC.
in the presence of:
/s/ Vikram Hiranandani

THE GUARANTORS

SIGNED by /s/ Brian M. Lee

for and on behalf of
STI CARNABY SHIPPING COMPANY LIMITED
in the presence of:
/s/ Vikram Hiranandani

SIGNED by /s/ Brian M. Lee

for and on behalf of
STI KINGSWAY SHIPPING COMPANY LIMITED
in the presence of:
/s/ Vikram Hiranandani

SIGNED by /s/ Brian M. Lee

for and on behalf of
STI SAVILE ROW SHIPPING COMPANY LIMITED
in the presence of:
/s/ Vikram Hiranandani

SIGNED by /s/ Brian M. Lee

for and on behalf of
STI SPIGA SHIPPING COMPANY LIMITED
in the presence of:
/s/ Vikram Hiranandani

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THE AGENT
(ON BEHALF OF THE LENDERS)

SIGNED by	/s/ Tim Hunter-Jones
Name: Tim Hunter-Jones
for and on behalf of	Title: Attorney-in-Fact
ABN AMRO BANK N.V.
in the presence of:	/s/ Edward Moore
Name: Edward Moore
Title: Trainee Solicitor
London EC2A 2HB
THE SECURITY TRUSTEE

SIGNED by	/s/ Tim Hunter-Jones
Name: Tim Hunter-Jones
for and on behalf of	Title: Attorney-in-Fact
ABN AMRO BANK N.V.
in the presence of:	/s/ Edward Moore
Name: Edward Moore
Title: Trainee Solicitor
London EC2A 2HB
THE AGENT

SIGNED by	/s/ Tim Hunter-Jones
Name: Tim Hunter-Jones
for and on behalf of	Title: Attorney-in-Fact
ABN AMRO BANK N.V.
in the presence of:	/s/ Edward Moore
Name: Edward Moore
Title: Trainee Solicitor
London EC2A 2HB

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